SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 2, 2004

STERLING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201

(Address of principal executive offices) (Zip Code)

(509) 458-3711

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

On January 2, 2004, Sterling Financial Corporation, Inc., a Washington corporation (“Sterling” or the Registrant”) completed its merger with Klamath First Bancorp, Inc., an Oregon corporation (“Klamath”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 14, 2003 (the “Agreement and Plan of Merger”).

Pursuant to the terms of the Agreement and Plan of Merger, (i) Klamath was merged with and into Sterling, with Sterling being the surviving corporation, and (ii) Klamath First Federal Savings and Loan Association, a Federal stock savings and loan association and wholly-owned subsidiary of Klamath, was merged with and into Sterling Savings Bank, a Washington state-chartered savings and loan association and wholly-owned subsidiary of Sterling, with Sterling Savings Bank being the surviving Bank.

On January 2, 2004, the Registrant issued a press release announcing the completion of the Merger.  That press release is attached hereto as Exhibit 99.1.

Item 7.  Exhibits.

(c)                  The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press Release text of Sterling Financial Corporation dated January 2, 2004.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION

(Registrant)

January 2, 2004	By:	/s/ William R. Basom
Date		William R. Basom
Vice President, Treasurer, and
Principal Accounting Officer